SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                      PACIFIC AEROSPACE & ELECTRONICS, INC.
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                (Name of Registrant as Specified in its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:


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     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.


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     4)   Proposed maximum aggregate value of transaction:


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     5)   Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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
                      PACIFIC AEROSPACE & ELECTRONICS, INC.

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       Notice of Annual Meeting of Shareholders to Be Held October 8, 1997

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The Annual Meeting of Shareholders of Pacific Aerospace & Electronics, Inc., a
Washington corporation (the "Company"), will be held at the West Coast Wenatchee Convention Center, located at 121 North Wenatchee Avenue, Wenatchee, Washington, on Wednesday, October 8, 1997, at 3:00 p.m. Pacific Daylight Time, for the following purposes:

     1. To elect seven directors of the Company;

     2. To approve Amendment No. 1 to the Company's Amended and Restated Stock Incentive Plan, which is attached as Appendix A to the enclosed Proxy Statement;

     3. To approve the Company's 1997 Employee Stock Purchase Plan, which is attached as Appendix B to the Proxy Statement;

     4. To ratify the appointment of Moss Adams L.L.P. as the independent auditors of the Company; and

     5. To transact any other business that may properly come before the Annual Meeting.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Only shareholders of record at the close of business on August 22, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments of that meeting.

Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting. A list of shareholders will be available for inspection by the shareholders at the Company's corporate headquarters at 434 Olds Station Road, Wenatchee, Washington 98801.

                                       By Order of the Board of Directors,

                                       /s/ DONALD A. WRIGHT

                                       Donald A. Wright, Chairman of the Board,
                                       Chief Executive Officer and President

September 5, 1997
Wenatchee, Washington

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                              434 Olds Station Road
                           Wenatchee, Washington 98801
                                 (509) 664-8000

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                                 PROXY STATEMENT

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Purpose

     The Board of Directors of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), is furnishing this Proxy Statement in connection with its solicitation of proxies to be voted at the Company's 1997 annual meeting of shareholders (the "Annual Meeting"). The Annual Meeting will be held at the West Coast Wenatchee Convention Center, 121 North Wenatchee Avenue, Wenatchee, Washington, on Wednesday, October 8, 1997, at 3:00 p.m. Pacific Daylight Time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy are being mailed to shareholders first on or about September 5, 1997.

Record Date and Outstanding Shares

     The Board of Directors has fixed August 22, 1997, as the record date (the "Record Date") for determining the holders of the Company's common stock, $.001 par value (the "Common Stock") who are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were 10,868,901 shares of Common Stock outstanding and entitled to vote (the "Voting Shares"). Holders of the Voting Shares will be entitled to one vote per share held and will not be entitled to cumulative voting rights in the election of directors.

Proxies

     The Board of Directors is soliciting the enclosed proxy for use at the Annual Meeting and any adjournments of that meeting and will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting, and not properly revoked by the shareholder in accordance with the next paragraph, will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions in the proxy.

Revocation of Proxies

     The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:

     o by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or

     o by signing and dating a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting; or

     o by attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting without voting in person will not constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to Pacific Aerospace & Electronics, Inc., c/o Stoel Rives LLP, 600 University Street, 36th Floor, Seattle, WA 98101, Attention: Sheryl A. Symonds, Secretary, or hand delivered to the Secretary at the Annual Meeting, at or before the taking of the vote.

Quorum

     The presence in person or by proxy of at least a majority of the Voting Shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

Voting

     The shares represented by each proxy will be voted in accordance with the instructions given on the proxy. If no instructions are indicated, the proxy will be voted as follows:

     o FOR the seven nominees to the Board of Directors named in this Proxy Statement;

     o FOR approval of Amendment No. 1 to the Company's Amended and Restated Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement;

     o FOR approval of the Company's 1997 Employee Stock Purchase Plan (the "Employee Stock Plan"), which is attached as Appendix B to this Proxy Statement;

     o FOR ratification of the appointment of Moss Adams L.L.P. as the Company's independent auditors for the fiscal year ending May 31, 1998; and

     o at the discretion of the persons named in the proxy, on any other business that may properly come before the Annual Meeting.

Results of Voting

     Under applicable law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting:

     1. The seven nominees for election to the Board of Directors who receive the largest number of the votes cast for the election of directors by the holders of the Voting Shares present in person or represented by proxy will be elected directors. Each shareholder will be entitled to one vote for each Voting Share held by that shareholder, and will not be entitled to cumulate votes in the election of directors.

     2. Amendment No. 1 to the Company's Amended and Restated Stock Incentive Plan will be approved if the votes cast in favor of Amendment No. 1 exceed the number of votes cast against it.

     3. The Employee Stock Plan will be approved if the votes cast in favor of the Stock Plan exceed the number of votes cast against it.

     4. The appointment of Moss Adams L.L.P. as the Company's independent auditors will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against it.

     Abstentions and broker non-votes will have no effect on the outcome of the voting because they will not represent votes cast.

Solicitation of Proxies

     The Company will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the Board of Directors. Solicitation will be made by mail and, in addition, may be made by directors, officers, and employees of the Company personally, or by telephone or facsimile. The Company will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to beneficial owners of Common Stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.


     PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

     The Board of Directors of the Company will consist of seven directors, who will be elected at the Annual Meeting to serve until their successors are elected at the next annual meeting of shareholders. Unless a proxy received by the Company directs otherwise or is properly revoked, that proxy will be voted FOR the election of the following nominees:

                                   Director or
Name                      Age      Officer Since     Position with Company
----                      ---      -------------     ---------------------
Donald A. Wright          45       02/95             Chairman of the Board, Chief
                                                     Executive Officer and President
Donald B. Cotton          59       02/95             Director
Allen W. Dahl, M.D.       69       02/95             Director
Dr. Urs Diebold           46       07/97             Director
Dale L. Rasmussen         47       06/97             Director
Roger P. Vallo            62       02/95             Director
William A. Wheeler        63       06/97             Director

     All of the nominees are currently directors of the Company. If any nominee is unable to stand for election, the shares represented by all proxies in favor of the above slate will be voted for the election of the substitute nominee recommended by the Board of Directors. The Company is not aware that any nominee is or will be unable to stand for election.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     "FOR" ALL OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

     Donald A. Wright. Donald A. Wright has been the Chairman of the Board, Chief Executive Officer and President of the Company and its predecessor, PCT Holdings, Inc., a Nevada corporation ("PCTH"), since February 1995. He held those same positions with PCTH's predecessor, PCT Holdings, Inc., a Washington corporation ("Original PCTH"), since May 1994. Mr. Wright has been an officer and director of the Company's subsidiary, Pacific Coast Technologies, Inc. ("Pacific Coast"), and its predecessor, Kyle Technology Corporation, since 1990. Mr. Wright also has been an officer and director of each of the Company's other operating subsidiaries since their respective acquisitions by the Company. In addition, Mr. Wright was previously a director of Jungle Street, Inc. ("Jungle Street").

     Nick A. Gerde. Nick A. Gerde has been the Vice President Finance and Chief Financial Officer of the Company and PCTH since February 1995, and held those same positions with Original PCTH since August 1994. He has been the Treasurer of the Company and PCTH since August 9, 1996. Mr. Gerde is also an officer and director of each of the Company's operating subsidiaries. Mr. Gerde served as Controller/CFO of Hydraulic Repair & Design, Inc., a regional hydraulic component repair and wholesale distribution company, from March 1990 through April 1993; Business Development Specialist with the Economic Development Council of North Central Washington from July 1993 to June 1994; and Vice President of Televar Northwest, Inc. (now a subsidiary of Jungle Street) from July 1994 to February 1995. In addition, Mr. Gerde was previously a director of Jungle Street. Mr. Gerde is a Certified Public Accountant.

     Sheryl A. Symonds. Sheryl A. Symonds has been the Vice President Administration and General Counsel of the Company since September 1, 1997. Prior to joining the Company, Ms. Symonds was a partner at Stoel Rives LLP, currently the Company's primary outside legal counsel. Ms. Symonds joined Stoel Rives LLP in 1985 and became a partner in 1992. Ms. Symonds has been Secretary the Company since August 1996 and is also Secretary of each of the Company's subsidiaries.

     Donald B. Cotton. Donald B. Cotton has been a director of the Company and PCTH since February 1995, and was a director of Original PCTH since May 1994. He was a director of Pacific Coast from October 1993 to October 1994. Mr. Cotton retired from GTE in 1993, where he served most recently as a vice president. He is currently self-employed as a software consultant. Mr. Cotton is also a director of Jungle Street.

     Allen W. Dahl. Dr. Allen W. Dahl has been a director of the Company and PCTH since February 1995, and was a director of Original PCTH since October 1994. Dr. Dahl is retired from practice as a physician in the Puget Sound region of Washington.

     Urs Diebold. Dr. Urs Diebold has been a director of the Company since July 1997. Dr. Diebold has been a managing partner of Lysys AG, a Swiss financing and investment management company, since September 1990. Prior to joining Lysys in 1990, Dr. Diebold was an investment advisor at the Zurich office of Credit Suisse. Dr. Diebold is also a director of several Swiss companies, including Hottinger Zurich Valore, a Swiss company listed on the Zurich Stock Exchange, and of one of the Company's shareholders, Capital International Fund Limited.

     Dale L. Rasmussen. Dale L. Rasmussen has been a director of the Company since June 1997. Mr. Rasmussen has been employed as the Senior Vice President and Secretary of AirSensors, Inc. since 1989.

     Roger P. Vallo. Roger P. Vallo has been a director of the Company and PCTH since February 1995 and was the Secretary of the Company and PCTH from that date until August 1996. Mr. Vallo held those same positions with Original PCTH since May 1994. Mr. Vallo served as a director of Pacific Coast from February 1991 to November 1995 and as Secretary from July 1993 to October 1994. From 1990, he served as a director of the predecessor of Pacific Coast and subsequently as a director of Pacific Coast. Mr. Vallo is a retired Group President of GTE, and until recently was the President and Chief Executive Officer of Prudential Preferred Properties in Everett, Washington. Mr. Vallo is currently the President, Chief Executive Officer and a director of Jungle Street. The Company intends that Mr. Vallo will become the Group President of the Company's newly-formed Information Technology Group.

     William A. Wheeler. William A. Wheeler has been a director of the Company since June 1997. Mr. Wheeler retired from Dowty Aerospace Yakima in May 1997, where he served as President, Chief Executive Officer and Chairman of the Board of Directors since 1979.

Director Compensation

     No employee/director of the Company receives any compensation for serving as a director. Non-employee directors receive no salary for their services and receive no fee for their participation in meetings except as provided in the Company's Independent Director Stock Plan (the "Director Plan").

     Director Plan. The Director Plan provides for an initial award of 500 shares of Common Stock and an annual award of $5,000 worth of Common Stock to each non-employee director. Each non-employee director who serves on a committee of the Board of Directors is entitled to receive a fee of $1,000 per year for each committee on which that director serves, and the chairperson of each committee is entitled to receive an additional $500 fee per year. In addition, each non-employee director of a subsidiary of the Company, who is not a director of the Company, will receive a fee of up to $1,000 per year. At the Board's option, persons who serve as directors of a subsidiary of the Company may be eligible for additional fees. Each of the cash fees may be paid, at the Board's option, in shares of Common Stock. As of the Record Date, 27,009 shares had been issued to directors under the Director Plan.

     Reimbursements. All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Vacancies

     Replacement directors for vacancies resulting from an increase in the size of the Board of Directors or the resignation or removal of a director may be appointed by the Board of Directors, or may be elected by the shareholders at a special meeting. Directors so appointed or elected hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

Board of Directors Meetings

     The Company's Board of Directors met seven times during fiscal 1997. Each incumbent director attended at least 75% of these meetings in person or by telephone, except Mr. Rasmussen, Mr. Wheeler, and Dr. Diebold, who joined the Board of Directors on June 2, 1997, June 9, 1997 and July 18, 1997, respectively. The Board of Directors also approved certain actions by unanimous written consent.

Committees of the Board of Directors

     The Company's Board of Directors has established a Compensation Committee, a Finance and Audit Committee, an Option Committee, and a Nominating Committee.

     Compensation Committee. The Compensation Committee establishes salaries, incentives, and other forms of compensation for the chief executive officer, the chief financial officer, the general counsel, the subsidiary presidents and certain other key employees of the Company and its subsidiaries. The Compensation Committee also administers policies relating to compensation and benefits other than option grants, including the Director Plan. Donald B. Cotton, Allen W. Dahl, and William A. Wheeler are the current members of the Compensation Committee. The Compensation Committee met three times during fiscal 1997. If the Employee Stock Purchase Plan set forth in Proposal 3 of this Proxy Statement is approved, it will also be administered by the Compensation Committee.

     Finance and Audit Committee. The Finance and Audit Committee reviews the Company's accounting policies, practices, internal accounting controls and financial reporting. The Finance and Audit Committee also oversees the engagement of the Company's independent auditors, reviews the audit findings and recommendations of the independent auditors, and monitors the extent to which management has implemented the findings and recommendations of the independent auditors. Dale L. Rasmussen, Donald B. Cotton, and Allen W. Dahl are the current members of the Finance and Audit Committee. The Finance and Audit Committee met two times during fiscal 1997.

     Nominating Committee. The Nominating Committee recommends individuals to be presented to the shareholders for election or reelection to the Board of Directors. Written proposals from shareholders for nominees for directors to be elected at the 1998 annual meeting of shareholders that are submitted to the Secretary of the Company by May 8, 1998, and that contain sufficient background information concerning the nominee to enable a judgment to be made as to his or her qualifications, will be considered by the Nominating Committee. Donald A. Wright, Roger P. Vallo, and Allen W. Dahl are the current members of the Nominating Committee. The Nominating Committee met once during fiscal 1997.

     Option Committee. The Option Committee administers the Company's Amended and Restated Stock Incentive Plan, and has the duties described in that plan. Allen W. Dahl and Roger P. Vallo are the current members of the Option Committee. The Option Committee met two times during fiscal 1997 and approved certain actions by unanimous written consent.

Securities Ownership of Directors, Executive Officers and Principal Shareholders

     The following table shows the Common Stock ownership, as of July 31, 1997, by (1) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock ("Principal Shareholder"); (2) each of the Company's directors; (3) the Named Executive in the Summary Compensation Table (see "Executive Compensation"); and (4) all executive officers and directors of the Company as a group. The table also shows these shareholders' ownership of the Company's publicly-traded common stock purchase warrants (the "Warrants"). This table has been prepared to the best of the Company's knowledge based on the records of the Company's transfer agent and the Company's records on issuances of shares, as adjusted to reflect (a) changes in ownership documented in filings with the Securities and Exchange Commission made by certain shareholders and provided to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) statements provided to the Company by certain shareholders.

                                                                     Amount and Nature of Beneficial Ownership of:
                                                             -------------------------------------------------------------
                                                               % of                                                % of
                                              Common          Common                    % of       Preferred     Preferred
Name and Address of Beneficial Owner         Stock(1)         Stock(2)    Warrants    Warrants      Stock(1)      Stock(2)
------------------------------------       ------------      ---------    --------    --------     ---------     ---------
Donald A. Wright
c/o Pacific Aerospace &
Electronics, Inc.
434 Olds Station Road
Wenatchee, WA 98801                        1,387,474(3)      12.77%          1,500          *           ---           ---

Herman L. "Jack" Jones
3761 School Street
Wenatchee, WA 98801                          701,437          6.45%            ---        ---           ---           ---

Roger Vallo
2707 Colby Avenue, Suite 1101
Everett, WA 98201                            221,326(4)       2.04%            ---        ---           ---           ---

Donald B. Cotton
538 Timber Ridge Drive
Trophy Club, TX 76262                        105,909(5)         *              ---        ---           ---           ---

Allen W. Dahl, M.D.
7300 Madrona Drive NE
Bainbridge Island, WA 98110                   62,825(6)         *              ---        ---           ---           ---

Dr. Urs Diebold
c/o Lysys AG
Gessnerallee 38
PO Box CH-8023
Zurich, Switzerland                            7,375            *              ---        ---           ---           ---

William A. Wheeler
2011 Lombard Lane
Yakima, WA 98902                               4,267            *              ---        ---           ---           ---

Dale L. Rasmussen
c/o AirSensors, Inc.
708 Industrial Dr.
Tukwila, WA 98188                              1,267            *              ---        ---           ---           ---

Leonardo, L.P.
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY 10167                            91,081          8.38%            ---        ---        12,500         42.25%

Paresco, Inc.
101 Hudson Street, 37th Floor
Jersey City, NJ 07302                        161,079          1.48%            ---        ---         4,000         13.52%


                                       -8-

                                                                     Amount and Nature of Beneficial Ownership of:
                                                             -------------------------------------------------------------
                                                               % of                                                % of
                                              Common          Common                    % of       Preferred     Preferred
Name and Address of Beneficial Owner         Stock(1)         Stock(2)    Warrants    Warrants      Stock(1)      Stock(2)
------------------------------------       ------------      ---------    --------    --------     ---------     ---------
Strome Partners, L.P.
100 Wilshire Blvd., 15th Floor
Santa Monica, CA 90401                        41,953            *            ---          ---          2,480        8.38%

Strome Offshore, Ltd.
100 Wilshire Blvd., 15th Floor
Santa Monica, CA 90401                        47,147            *            ---          ---          2,480        8.38%

Strome Susskind Hedgecap, L.P.
100 Wilshire Blvd., 15th Floor
Santa Monica, CA 90401                        39,628            *            ---          ---          2,124        7.18%

GAM Arbitrage Investments, Inc.
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, NY 10167                            13,360             *           ---          ---          1,500        5.07%

All Executive Officers and
Directors as a group (nine persons)        2,675,752(7)      22.09%          6,000          *            ---          ---

--------------

*    Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days are treated as outstanding for determining the amount and percentage of Common or Preferred Stock owned by such individual. Shares for which beneficial ownership is disclaimed by an individual also are included for purposes of determining the amount and percentage of Common or Preferred Stock owned by such individual. To the Company's knowledge, each person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable.

(2) Based on 10,868,901 shares of Common Stock outstanding on July 31, 1997, and 29,585 shares of Preferred Stock outstanding on July 31, 1997 (rounded to the nearest 1/100th of one percent).

(3)  Includes 34,266 shares held by Ragen MacKenzie, Incorporated, custodian for
     Donald A. Wright, in two IRA accounts. Also includes currently exercisable warrants to purchase 100,000 shares of Common Stock, and currently exercisable options to purchase 974,024 shares of Common Stock.

(4)  Includes 216,666 shares held by PACO on behalf of Seattle-First National
     Bank, custodian for Roger P. Vallo IRA.

(5)  Includes 69,443 shares held by Lincoln Trust Company, custodian for Donald
     B. Cotton IRA.


                                       -9-

(6) Includes 31,249 shares issued to Evablanche Armson Dahl. Dr. Dahl disclaims beneficial ownership of these securities.

(7) Includes currently exercisable warrants to purchase up to 125,000 shares of Common Stock, and currently exercisable options to purchase up to 1,120,446 shares of Common Stock.

Executive Compensation

Compensation of Donald A. Wright

     The following table sets forth the annual and long-term compensation of Donald A. Wright ("Named Executive") for services in all capacities to the Company for the last three fiscal years. No other officer of the Company received annual salary and bonuses exceeding $100,000 in the fiscal year ended May 31, 1997.

                                                                        Long-Term Compensation
                                                                 -------------------------------------
                              Annual Compensation                            Awards            Payouts
                ----------------------------------------------   --------------------------    -------
                                                      Other      Restricted     Securities
Name and                                             Annual         Stock       Underlying      LTIP        All Other
Principal        Fiscal     Salary       Bonus    Compensation     Awards      Options/SARs    Payouts    Compensation
Position        Year(1)       ($)         ($)          ($)           ($)            (#)          ($)           ($)
---------       -------     ------       -----    ------------   ----------    ------------    -------    ------------
Donald A.
Wright           1997      160,000(3)      0            0             0           920,000         0           400(5)
CEO(2) and       1996      110,577         0            0             0           112,560         0           400(5)
President        1995       83,654(3)      0            0             0           100,000(4)      0             0

-----------

(1) Information is shown for the May 31 fiscal years of the Company after November 1996, of PCTH prior to November 1996, and of Original PCTH prior to February 1995, which employed Mr. Wright during the relevant periods.

(2) Mr. Wright became the Chief Executive Officer of Original PCTH in May 1994, of PCTH in February 1995, and of the Company in November 1996 upon the merger of PCTH into the Company in order to reincorporate under the laws of the State of Washington.

(3) A portion of the compensation shown for Mr. Wright for the fiscal year ended May 31, 1997 was paid by PCTH, and the remainder was paid by the Company. A portion of his compensation for fiscal year ended May 31, 1995 was paid by Original PCTH, and the remainder was paid by PCTH.

(4) Represents unexercised, but exercisable, warrants to purchase 100,000 shares of Common Stock. See "Aggregated Option/SAR Exercises and Fiscal
     Year-End Option/SAR Values," below.

(5)  Represents estimated value of the personal use of a company car.

Option Grants

     The following table sets forth information on grants of stock options or other similar rights by the Company during the last fiscal year to the Named Executive.

                                                    Percent of Total                    Market Price
                         Number of Securities         Options/SARs        Exercise or    on Date of
                          Underlying Options/     Granted to Employees    Base Price        Grant         Expiration
Name                       SARs Granted (#)          in Fiscal Year        ($/Share)      ($/Share)          Date
----                     --------------------     --------------------    -----------   ------------      -----------
Donald A. Wright              920,000(1)                 94.52%            2.375 to       2.375 to       July 2006 to
                                                                            4.6875         4.6875          May 2007


Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values.

     The following table sets forth information concerning exercise of stock options and warrants during the last fiscal year by the Named Executive and the fiscal year end value of unexercised options:

                                                           Number of Securities             Value of Unexercised
                                                          Underlying Unexercised           In-the-Money Options/
                                                        Options/SARs at FY-end (#)           SARs at FY-end ($)
                                                        ----------------------------  ------------------------------
                         Shares Acquired     Value
Name                     on Exercise (#)    Realized    Exercisable    Unexercisable  Exercisable(2)   Unexercisable
----                     ---------------    --------    -----------    -------------  --------------   -------------
Donald A. Wright                0              0       1,074,024(1)       58,536         $167,375           N/A

-----------

(1) Includes warrants that were granted by Original PCTH on December 24, 1994, and converted by the Company, as of November 30, 1996, into warrants to purchase 100,000 shares of Common Stock at $2.00 per share, which are currently exercisable in full.

(2) Value of exercisable options and warrants to purchase 229,024 shares having exercise prices of less than $3.16 per share, the closing price of the Common Stock on May 31, 1997.

Wright Employment Agreement

     Recent Employment Agreement. Mr. Wright was employed by the Company during fiscal 1997 pursuant to an Employment Agreement dated June 1, 1996 (the "Recent Employment Agreement"). Under the Recent Employment Agreement, Mr. Wright received an annual base salary of $160,000 for fiscal year 1997.

     New Employment Agreement. The Recent Employment Agreement was superseded by an Employment Agreement dated as of June 1, 1997 (the "New Employment Agreement"). The New Employment Agreement has a term of five years, ending on May 31, 2002, unless terminated earlier. Under the New Employment Agreement, Mr. Wright will receive an annual base salary of $192,000 for fiscal year 1998, a 15% increase for each of fiscal years 1999 and 2000, and such increases as are determined by the Board of Directors for fiscal years 2001 and 2002. The New Employment Agreement prohibits Mr. Wright from competing with the Company for two years following termination.

     Option Grant. Pursuant to the Recent Employment Agreement, the Board of Directors awarded Mr. Wright options to purchase up to 15,000 shares of Common Stock at $2.875 per share for his performance during fiscal year 1997, all of which are currently exercisable. Under the New Employment Agreement, Mr. Wright will be entitled to an award of fully-vested options to purchase 25,000 shares of Common Stock at the end of each fiscal year during the term of the New Employment Agreement, and options to purchase up to another 250,000 shares per year based on a specified formula, both at an exercise price equal to the fair market value of the Common Stock as of the date the options are granted.

     Severance Provisions. Under the New Employment Agreement, if a "change of control" of the Company occurs and within six months thereafter Mr. Wright is terminated without "cause" or terminates his employment for "good reason" (as such terms are defined in the New Employment Agreement), Mr. Wright would be entitled to receive a severance payment equal to twice his annual base salary then in effect, subject to certain exceptions provided in the New Employment Agreement. The term "change of control" includes the following events: (1) a change in composition of the Board of Directors over any two-year period such that the directors at the beginning of the period, together with directors subsequently approved by the continuing directors, no longer constituted a majority of the Board, (2) any person becoming the beneficial owner of securities having 30% or more of the voting power of the Company's outstanding voting securities, subject to certain exceptions in the New Employment Agreement, or (3) a change of control of beneficial ownership of the Company's voting securities that triggers reporting under Item 16(e) of Schedule 14A of Regulation 14 under the Exchange Act. Any such severance payment under the New Employment Agreement would be reduced to the extent necessary to avoid subjecting the payment to penalty taxes on parachute payments. In addition to such severance payment, Mr. Wright and his family would be entitled to continue to participate for one year after such termination in employee health and medical benefits plans and programs in which they were participants when employment terminated, to the extent permitted by such plans and programs.

Compliance With Section 16(a) Beneficial Ownership Reporting Requirements

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year, and on written representations that none of the Company's officers, directors, or principal shareholders ("Reporting Persons") were required to report any transactions on Form 5, the Company believes that, during the fiscal year ended May 31, 1997, the Reporting Persons complied in all material respects with all applicable filing requirements under Section 16(a) of the Exchange Act. Donald
A. Wright and Nick A. Gerde each filed an amended report to reflect an increase in an option exercise price related to certain previously reported option grants. Allen W. Dahl filed an amended report to include shares that had been acquired by his wife prior to their marriage, with respect to which he disclaims any beneficial interest.

Certain Relationships and Related Transactions

     In connection with the Company's acquisition of Cashmere Manufacturing Co., Inc. ("Cashmere") in May 1994, Cashmere sold the land and buildings, located in Cashmere, Washington, where its manufacturing facilities were then located, to Herman L. "Jack" Jones, a Principal Shareholder and retiring director of the Company, and to John M. Eder, a former director of the Company and currently President of another Company subsidiary, Seismic Safety Products, Inc., and an Executive Vice President of Cashmere, for $975,207. Cashmere received a note from Mr. Jones for the sales price, payable in monthly installments of $7,600 through May 2014, including interest at 7% per annum. The note was collateralized by the land and the buildings that then housed Cashmere's operations. No significant gain or loss to the Company resulted from this transaction. Cashmere leased these premises from Mr. Jones for a term of three years with monthly lease payments of $9,000. In May 1995, the Company and Messrs. Jones and Eder reached an agreement for Cashmere to reacquire a portion of the land and buildings. Under that agreement, Cashmere canceled $673,990 of the outstanding note from Mr. Jones, Mr. Jones agreed to assume the payment obligation of Cashmere under certain bank debt related to the property, although Cashmere remains an obligor under that bank debt, and Cashmere renewed the $278,795 balance of the note from Mr. Jones under the same terms as the bank debt.

Although Mr. Jones has agreed to negotiate to refinance the bank debt in his name and remove Cashmere as an obligor, the loan has not yet been refinanced.

     In fiscal 1995, Original PCTH entered into a funding agreement (the "Funding Agreement") with Lysys Ltd. ("Lysys"). Under the Funding Agreement, Lysys has the right to nominate one of the Company's directors until July 1998. Dr. Diebold was nominated by Lysys and was appointed as a director of the Company by the Board of Directors on July 18, 1997, upon the resignation of Lysys' previous nominee. Dr. Diebold is a general partner of Lysys. Roger D. Dudley, one of the Company's directors from February 1995 to November 1995, was associated with Lysys, although he was not a director, executive officer or equity owner of Lysys.

     The Company entered into another agreement with Lysys in fiscal 1996, as amended (the "Placement Agreement"), pursuant to which Lysys facilitated the sale by the Company of 838,470 shares of Common Stock in an offering exempt from registration under Regulation S of the Securities Act of 1933, as amended. The Company raised approximately $3.4 million from the offering, from which Lysys was paid a commission of $234,772. Pursuant to the Placement Agreement, the Company issued 30,000 shares of Common Stock to a designee of Lysys as additional compensation in connection with the offering.

     In fiscal 1996, Allen W. Dahl, a director of the Company, loaned Morel Industries, Inc. ("Morel") $100,000 pursuant to the terms of a promissory note, for working capital until consummation of the Company's acquisition of Morel. All amounts due under this note were paid in full by Morel in December 1995.

     In fiscal 1996, Robert L. Smith, then a director of the Company, loaned the Company $150,000 pursuant to a promissory note from the Company to Mr. Smith that accrued interest at 18% per annum and was due in full on September 27, 1996. This loan, plus accrued interest and a loan fee that together amounted to $15,000, was paid in full on August 9, 1996. The Company also issued Mr. Smith a warrant to purchase 37,500 shares of Common Stock at $4.80 per share that is now immediately exercisable. In addition, the warrant grants Mr. Smith certain rights to register the shares issuable upon exercise of the warrant. Mr. Smith waived his rights to register those shares in the July 1996 public offering and the Preferred Stock offering. The warrant is currently held by Mr. Smith's estate.

     In June 1997, the Company entered into a letter of intent with Jungle Street in connection with the Company's formation of its Information Technology Group. Under the Jungle Street letter of intent, the Company would purchase newly issued shares of common stock of Jungle Street amounting to 60% of the outstanding common stock of Jungle Street. However, the Company is currently contemplating an amended letter of intent with Jungle Street under which the Company would acquire 100% of Jungle Street. The Company has also entered into an Operations, Consulting and Expense Reimbursement Agreement with Jungle Street, and has advanced funds to Jungle Street and its subsidiary pursuant to that agreement. Roger Vallo and Donald Cotton, directors of the Company, are directors and shareholders, and Mr. Vallo is CEO, of Jungle Street. In addition, Donald A. Wright, the Company's Chief Executive Officer and President, and Nick
A. Gerde, the Company's Chief Financial Officer, Vice President, Finance and Treasurer, are shareholders of Jungle Street and were directors until June 1997. Allen Dahl, a director of the Company, is a shareholder, but not a director, of Jungle Street. Messrs. Vallo, Cotton, Dahl, Wright, and Gerde have each personally guaranteed, or indemnified guarantors of, certain obligations of Jungle Street or its subsidiary.

     PROPOSAL 2 - APPROVAL OF AMENDMENT NO. 1 TO THE COMPANY'S
                  AMENDED AND RESTATED STOCK INCENTIVE PLAN

Introduction

     The Company's Amended and Restated Stock Incentive Plan (the "Option Plan") was approved at the Company's 1996 annual meeting of shareholders. The purpose of the Option Plan is to enable the Company to attract and retain the services of key personnel. The Board of Directors believes that stock ownership by management and other key personnel is beneficial in aligning management's and shareholders' interests in enhancing shareholder value. In furtherance of this belief, the Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission in June 1997, registering the 2,000,000 shares issuable under the Option Plan, among others (the "Form S-8 Registration Statement").

Amendment No. 1 to the Option Plan

     On July 18, 1997, the Board of Directors of the Company approved Amendment No. 1 to the Option Plan, subject to shareholder approval at the Annual Meeting. The only change to the Option Plan proposed in Amendment No. 1 is to increase the number of shares of Common Stock reserved for issuance under the Option Plan from 2,000,000 shares to 3,000,000 shares. As of July 31, 1997, options to purchase a total of 1,263,616 shares of Common Stock at exercise prices ranging from $2.11 per share to $5.125 per share have been granted to certain officers of the Company and its subsidiaries and one consultant of the Company, leaving 736,384 shares available for future grants under the Option Plan. The Board of Directors is also considering the grant of options to key employees of the Company and its subsidiaries who are not officers. The Board of Directors believes that the shares currently available under the Option Plan are insufficient to both expand the scope of awards to non-officer key employees, and to continue granting options as a means of attracting, retaining and providing incentive to officers of the Company and its subsidiaries. The Board of Directors believes that it is appropriate to link compensation to performance and to continue that practice through future grants of stock options. In addition, the Board of Directors believes that the use of stock option grants to officers and key employees helps to provide them with an incentive for their continued employment and more closely aligns their interests with those of the shareholders. As the Company continues to grow, the Board of Directors expects to use stock options as a key component of its executive and key employee compensation programs.

     The descriptions of the Option Plan and Amendment No. 1 to the Option Plan contained in this Proxy Statement are qualified in their entirety by the text of Amendment No. 1 to the Option Plan attached as Appendix A to this Proxy Statement.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                       AMENDMENT NO. 1 TO THE OPTION PLAN,
               AS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT.

Option Plan

     The Option Plan provides for the award of incentive stock options ("ISOs") to key employees and the award of non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), bonus rights, and other incentive grants to employees and certain non-employees (other than non-employee directors) who have important relationships with the Company or its subsidiaries.

     Administration. The Option Plan may be administered by the Board of Directors or by a committee of directors or officers of the Company. The Board of Directors has designated an Option Committee to administer the Option Plan. The Option Committee determines and designates the individuals to whom awards under the Option Plan should be made and the amount and terms and conditions of the awards, except that if officers of the Company serve on the Option Committee it may not grant options to such officers. The Option Committee may adopt and amend rules relating to the administration of the Option Plan, but only the Board of Directors may amend or terminate the Option Plan. The Option Plan is administered in accordance with Rule 16b-3 adopted under the Exchange Act.

     Eligibility. Awards under the Option Plan may be made to employees, including employee directors, of the Company and its subsidiaries, and to nonemployee agents, consultants, advisors, and other persons (but not including nonemployee directors) that the Option Committee believes have made or will make an important contribution to the Company or any subsidiary thereof.

     Shares Available. Subject to adjustment as provided in the Option Plan, a maximum of 2,000,000 shares of Common Stock are reserved for issuance thereunder. The maximum number of shares with respect to which options may be granted to any person during any fiscal year is 1,000,000. If an option, SAR or performance unit granted under the Option Plan expires or is terminated or canceled, the unissued shares subject to such option, SAR or performance unit are again available under the Option Plan. In addition, if shares sold or awarded as a bonus under the Option Plan are forfeited to the Company or repurchased thereby, the number of shares forfeited or repurchased are again available under the Option Plan.

     Term. Unless earlier terminated by the Board, the Option Plan will continue in effect until the earlier of: (i) ten years from the date on which the Option Plan is adopted by the Board, and (ii) the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares have lapsed. The Board may suspend or terminate the Option Plan at any time except with respect to options, performance units, and shares subject to restrictions then outstanding under the Option Plan.

     Stock Option Grants. The Option Committee may grant ISOs and NSOs under the Option Plan. With respect to each option grant, the Option Committee determines the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option. As of July 31, 1997, options to purchase an aggregate of 1,263,616 shares of Common Stock had been granted under the Option Plan.

     ISOs are subject to special terms and conditions. The aggregate fair market value, on the date of the grant, of the Common Stock for which an ISO is exercisable for the first time by the optionee during any calendar year, may not exceed $100,000. An ISO may not be granted to an employee who possesses more than 10% of the total voting power of the Company's stock unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date it is granted and the option is not exercisable five years after the date of grant. No ISO may be exercisable after ten years from the date of grant. The option price may not be less than 100% of the fair market value of the Common Stock covered by the option at the date of grant.

     In general, no vested option may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary thereof, within 12 months following termination of employment by reason of death or disability, or within three months following termination for any other reason except for cause. Options are nonassignable and nontransferable by the optionee except by will or by the laws of descent and distribution at the time of the optionee's death. No shares may be issued pursuant to the exercise of an option until full payment therefor has been made. Upon the exercise of an option, the number of shares reserved for issuance under the Option Plan will be reduced by the number of shares issued upon exercise of the option.

     Stock Appreciation Rights. The Option Committee may grant SARs under the Option Plan. Each SAR entitles the holder, upon exercise, to receive from the Company an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR or the option. Payment by the Company upon exercise of a SAR may be made in Common Stock, in cash, or by a combination of Common Stock and cash.

     If a SAR is granted in connection with an option, the following rules shall apply: (i) the SAR shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (ii) the SAR shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (iii) the SAR shall be for no more than 100% of the excess of the fair market value of the stock at the time of exercise over the option price; (iv) upon exercise of the SAR, the option or portion thereof to which the SAR relates terminates; and (v) upon exercise of the option, the related SAR or portion thereof terminates.

     Each SAR is nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution at the time of the holder's death. Upon the exercise of a SAR for shares, the number of shares reserved for issuance under the Option Plan will be reduced by the number of shares issued. Cash payments of SARs will not reduce the number of shares of Common Stock reserved for issuance under the Option Plan. No SARs have been granted under the Option Plan.

     Restricted Stock. The Option Committee may issue shares of Common Stock under the Option Plan subject to the terms, conditions, and restrictions determined thereby. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Option Plan shall be reduced by the number of shares issued. No restricted shares have been granted under the Option Plan.

     Stock Bonus Awards. The Option Committee may award shares of Common Stock as a stock bonus under the Option Plan. The Option Committee may determine the recipients of the awards, the number of shares to be awarded, and the time of the award. Stock received as a stock bonus is subject to the terms, conditions, and restrictions determined by the Option Committee at the time the stock is awarded. No stock bonus awards have been granted under the Option Plan.

     Cash Bonus Rights. The Option Committee may grant cash bonus rights under the Option Plan in connection with (i) options granted or previously granted;
(ii) SARs granted or previously granted; (iii) stock bonuses awarded or previously awarded; and (iv) shares issued under the Option Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised. The amount of the bonus is determined by multiplying the excess of the total fair market value of the shares acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. The bonus rights granted in connection with a SAR entitle the holder to a cash bonus when the SAR is exercised. The amount of the bonus is determined by multiplying the total fair market value of the shares or cash received pursuant to the exercise of the SAR by the applicable percentage. The bonus percentage applicable to any bonus right is determined by the Option Committee but may in no event exceed 75%. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Option Committee, when the stock is awarded or purchased or any restrictions to which the stock is subject lapse. No bonus rights have been granted under the Option Plan.

     Performance Units. The Option Committee may grant performance units consisting of monetary units which may be earned if the Company achieves certain goals established by the Committee over a designated period of time. The goals established by the Option Committee may include earnings per share, return on shareholders' equity, return on invested capital, and similar benchmarks. Payment of an award earned may be in cash or in Common Stock or partly in both, and may be made when earned, or vested and deferred, as the Option Committee determines. Each performance unit will be nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution at the time of the holder's death. The number of shares reserved for issuance under the Option Plan shall be reduced by the number of shares issued upon payment of an award. No performance units have been granted under the Option Plan.

     Changes in Capital Structure. The Option Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Option Committee in the number and kind of shares available for grants under the Option Plan. In addition, the Option Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a 30-day period prior to the consummation of the transaction.


     PROPOSAL 3 - APPROVAL OF THE COMPANY'S 1997 EMPLOYEE STOCK
                  PURCHASE PLAN

Introduction

     At the Annual Meeting, the shareholders will be asked to approve the Company's 1997 Employee Stock Purchase Plan (the "Employee Stock Plan"). If approved, 1,000,000 shares of the Company's Common Stock will be reserved for sale to eligible employees (subject to adjustments as provided in the Employee Stock Plan). The Board of Directors of the Company adopted the Employee Stock Plan on July 18, 1997, subject to shareholder approval. The Board of Directors recommends approval of the Employee Stock Plan to allow the Company to encourage eligible employees of the Company and its subsidiaries to purchase the Company's Common Stock and become shareholders of, or increase their shareholdings in, the Company. The description of the Employee Stock Plan contained in this Proxy Statement is qualified in its entirety by the text of the Employee Stock Plan attached as Appendix B to this Proxy Statement.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
           APPROVAL OF THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN
               AS SET FORTH IN APPENDIX B TO THIS PROXY STATEMENT.

Description of Stock Plan

     The Employee Stock Plan is an employee benefit program which enables eligible employees of the Company and its subsidiaries to purchase shares of the Company's Common Stock without incurring broker commissions and with a possible discount from market price. Upon shareholder approval of the Employee Stock Plan, and subject to adjustment as provided in the Employee Stock Plan, a maximum of 1,000,000 shares of Common Stock would be reserved for issuance thereunder. The Employee Stock Plan would terminate on the earlier of: (1) August 31, 2008; or (2) the date on which all shares available for issuance under the Employee Stock Plan have been sold pursuant to purchase rights exercised under the Employee Stock Plan. The Company would pay all expenses, except expenses related to the resale of shares acquired under the Plan.

     The Employee Stock Plan would be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee would be authorized to administer and interpret the Employee Stock Plan and to make such rules and regulations as it deemed necessary to administer the Employee Stock Plan. The custodian of the Employee Stock Plan would be a financial firm designated by the Committee. Plan participants could sell their shares through the custodian (and pay the brokerage fee). Participants would have rights as shareholders in the shares that had been purchased on their behalf. The custodian would vote shares it holds per instructions from each employee. The custodian would keep records and give participants statements after each purchase date showing account activity and balances as of the purchase date.

     All individuals employed by the Company or its subsidiaries in a position with regular hours of 20 hours or more per week for at least 90 days in any particular calendar year, including the Company's officers (subject to Rule 16b-3 of the Exchange Act and any statutory limitations), would be eligible to participate in the Employee Stock Plan. However, employees who would (whether before or after exercising any rights under the Employee Stock Plan) own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (including any stock that may be purchased under any outstanding options) would not be eligible to participate in the Employee Stock Plan.

     Eligible employees who elect to participate in the Employee Stock Plan could make contributions to their accounts of a minimum of $20 per bi-weekly pay period, up to 15% of their gross pay, for a maximum of $25,000 per year. The Plan provides for 12-month offering periods, in which shares of Common Stock would be purchased, using the funds accumulated in each participant's account, on the last day of each 12-month offering period so long as the employee is employed by the Company on that date. The first offering period would begin September 1, 1998 and end on August 31, 1999. The Board of Directors or the Committee would have the authority to change the length or timing of the offering periods.

     Under the Employee Stock Plan, the purchase price per share would be equal to the lower of (1) 85% of the closing market price on the first business day of each offering period; or (2) 100% of the closing market price on the last business day of the offering period. Participants would be able to change their payroll deductions only at the beginning of each offering period. Revocations would be effective immediately, and no refund would be triggered in the case of a revocation. The amount in the employee's account at the time of revocation would be used to purchase stock on the purchase date.

     All purchases of shares under the Employee Stock Plan would be made by the accumulation of payroll deductions; no cash deposits are permitted. No interest would be paid on amounts in individuals' accounts. Amounts in accounts at the end of an offering period would be used in full to buy shares on the purchase date, unless refunded because of termination of employment, or unless the purchase was subject to a limitation. Amounts left in accounts at the end of an offering period because the amount was insufficient to purchase a whole share would be rolled over. Other amounts remaining in accounts at the end of an offering period (e.g., if a statutory maximum would have been exceeded) would be refunded.

     Purchase rights granted under the Employee Stock Plan would not be assignable or transferable other than by will or by the laws of descent and distribution following the participant's death. Upon a participant's termination from employment on or before the last business day of any offering period, the payroll deductions credited to the participant's account would be returned to the participant. No additional payroll deductions would be made following any such termination from employment. As of July 1, 1997, there were approximately 487 employees of the Company and its subsidiaries eligible to participate in the Employee Stock Plan.

     The Company intends to register the shares subject to the Employee Stock Plan on Form S-8 and to deliver prospectuses describing the Employee Stock Plan to participants.

     Tax Consequences. The Employee Stock Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, as amended (the "Code"). Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the Employee Stock Plan either at the time of enrollment or at any purchase date at the end of an offering period. Taxable income is recognized only when a participant disposes of the shares.

     If a participant disposes of shares purchased pursuant to the Employee Stock Plan after the later of (a) two years from the enrollment date; or (b) one year from the date on which the shares were purchased, the participant would recognize ordinary compensation income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price; or (2) 15% of the fair market value of the shares on the enrollment date. Any gain on the disposition in excess of the amount treated as ordinary income would be treated as capital gains. The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

     If the participant disposes of shares purchased pursuant to the Employee Stock Plan before the expiration of the required holding period described above, the participant would recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any further gain would be taxed at capital gain rates. The Company is entitled to a deduction equal to the amount the participant is required to report as ordinary compensation income.


     PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Moss Adams L.L.P. as independent auditors of the Company for the fiscal year ending May 31, 1998, and has further directed that the selection of such auditors be submitted for ratification by the shareholders at the Annual Meeting. If the appointment of Moss Adams L.L.P. is not ratified, the selection of other auditors will be considered by the Board of Directors.

     The Company has been advised by Moss Adams L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. Moss Adams L.L.P. will have one or more representatives at the Annual Meeting who will be available to respond to appropriate questions from shareholders.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS L.L.P.
        AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 1998.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder proposal intended for inclusion in proxy materials for the Company's 1998 annual meeting of shareholders must be received in proper form by the Company at its principal office no later than May 8, 1998.


                                  OTHER MATTERS

     The Board of Directors is not aware of any business other than discussed above that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Company's 1997 Annual Report to Shareholders, which includes the Company's Financial Statements for the fiscal year ended May 31, 1997, accompanies this Proxy Statement. The Annual Report is not to be treated as part of or incorporated by reference into the proxy solicitation material.


     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED AS SOON AS POSSIBLE.


                                       By Order of the Board of Directors,

                                       /s/ DONALD A. WRIGHT

                                       Donald A. Wright
                                       Chairman of the Board,
                                       Chief Executive Officer and President


September 5, 1997

                                                                      Appendix A

                                 AMENDMENT NO. 1
                                     TO THE
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN
                                       OF
                      PACIFIC AEROSPACE & ELECTRONICS, INC.


     This Amendment No. 1 amends the Amended and Restated Stock Incentive Plan (the "Plan") approved by the shareholders of Pacific Aerospace & Electronics, Inc. (the "Company") on October 29, 1996.

     1. The first sentence of Section 2 of the Plan is hereby amended to read as follows:

     Subject to adjustment as provided below and in Section 13, the shares to be offered under the Plan shall consist of Common Stock, $.001 par value, of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 3,000,000 shares.

     2. This Amendment No. 1 shall be effective after its approval by the Company's Board of Directors and Shareholders.

     3. All other provisions of the Plan are hereby ratified and affirmed as if incorporated herein.

                                        ADOPTED BY THE BOARD OF
                                        DIRECTORS ON JULY 18, 1997


                                        APPROVED BY THE SHAREHOLDERS
                                        ON _______________, 1997

                                                                      Appendix B

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

1.   Purposes.

     The Pacific Aerospace & Electronics, Inc. 1997 Employee Stock Purchase Plan is intended to provide a convenient means by which eligible employees of the Company and its subsidiaries may purchase shares of the Common Stock of the Company and a method by which the Company may assist and encourage employees to become shareholders of the Company.

2.   Definitions.

     Capitalized terms in this Plan have the following meanings:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (c) "Common Stock" means the common stock, $.001 par value, of the Company.

     (d) "Company" means Pacific Aerospace & Electronics, Inc., a Washington corporation and any corporate successor to all or substantially all of the assets or voting stock of Pacific Aerospace & Electronics, Inc. that adopts the Plan by appropriate action.

     (e) "Compensation" means all cash compensation, including any variable compensation incentives, bonuses, or overtime.

     (f) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an employee of the Company or a Designated Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Designated Subsidiary, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

     (g) "Custodian" means the brokerage firm selected by the Company to hold shares purchased for Participants' accounts under the Plan.

     (h) "Designated Subsidiaries" means the Subsidiaries whose employees are eligible to participate in the Plan, as such subsidiaries may be designated by the Board from time to time in its sole discretion.

     (i) "Eligible Employee" means any person who has had Continuous Status as an Employee for 90 days and is engaged, on a regularly-scheduled basis of more than 20 hours per week and more than 5 months per calendar year, in providing personal services to the Company or a Designated Subsidiary for earnings considered wages under Section 3121(a) of the Code. No person will be an Eligible Employee if, after an offering pursuant to the Plan, that person would own or be deemed (under Section 424(d) of the Code) to own stock (including any stock that may be purchased under any outstanding options (whether vested or unvested)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

     (j) "Enrollment Date" means the first trading day of each Offering Period.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Exercise Date" means the last trading day of each Offering Period.

     (m) "Fair Market Value of a Share of Common Stock" means, for a given date, the closing bid price of the Common Stock for that date as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System or, if such price is not reported, the average of the bid and asked prices per share of Common Stock as reported by Nasdaq. If neither of the foregoing methods is available, the Plan Administrator shall determine the Fair Market Value of a Share of Common Stock in good faith, and such determination will be conclusive and binding.

     (n) "Offering Period" means, unless otherwise determined by the Plan Administrator, a 12-month period during which Participants may purchase shares of Common Stock under the Plan.

     (o) "Option Price per Share" means, with respect to the shares offered in a given Offering Period, the lower of: (i) 85% of the Fair Market Value of a Share of Common Stock on the Enrollment Date for that Offering Period; or (ii) the Fair Market Value of a Share of Common Stock on the Exercise Date.

     (p) "Participant" means any Eligible Employee who is actively participating in the Plan.

     (q) "Plan" means this Employee Stock Purchase Plan.

     (r) "Plan Administrator" means the Compensation Committee of the Board, as appointed from time to time by the Board.

     (s) "Subsidiary" means any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.   Administration.

     The Plan Administrator shall supervise and administer the Plan and shall have full power to (i) adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, (ii) construe and interpret the Plan, and (iii) make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may delegate administrative functions to the Custodian and/or to individuals who are officers or employees of the Company or its Designated Subsidiaries. Subject only to compliance with explicit provisions of the Plan, the Board and Plan Administrator may act in their absolute discretion in all matters related to this Plan. No member of the Board of Directors or the Plan Administrator, and no officer or employee of the Company or any Subsidiary, shall be liable for any action or inaction with respect to this Plan, except in circumstances involving his or her own bad faith.

4.   Offering Periods.

     Shares of Common Stock will be offered for purchase under this Plan in a series of Offering Periods, initially running from September 1, 1998 through August 31, 1999, and thereafter from September 1 through August 31 of each year. The Plan Administrator will have the power to change the duration and/or the frequency of Offering Periods without stockholder approval if such change is announced to Participants at least 15 days prior to the scheduled beginning of the first Offering Period to be affected.

5.   Participation.

     Participation in this Plan is voluntary. An Eligible Employee may become a Participant by completing an enrollment form, in a form prescribed by the Plan Administrator, subscribing to the offering and authorizing payroll deductions, and filing the enrollment form with the Company's payroll office at least 10 business days before the applicable Enrollment Date. Subject to the limitations of Section 6(a), a Participant's enrollment form will remain in effect for successive Offering Periods unless terminated as provided in Section 10.

6.   Payroll Deductions.

     (a) Amount. On a Participant's enrollment form, he or she will elect to have payroll deductions made on each payday during the relevant Offering Period. Each Participant may select his or her level of payroll deduction, subject to any limitations imposed by law or this Plan. A Participant's total payroll deductions during any Offering Period may not be more than 15% of the Participant's total Compensation during the Offering Period, and the minimum payroll deduction will be $20 per paycheck.

     (b) Account. Individual accounts will be maintained for each Participant in the Plan. Statements of account, setting forth the amounts of payroll deductions, the per share purchase price of shares purchased, and the number of shares purchased, will be given to Participants promptly following each Exercise Date. All payroll deductions made for a Participant will be credited to his or her account. A Participant may not make any additional payments into the account.

     (c) Changes. A Participant may discontinue his or her participation in the Plan as provided in Section 10, but may not otherwise increase or decrease the rate or amount of his or her payroll deductions during an Offering Period. A Participant may change the rate or amount of his or her payroll deductions for the next Offering Period by providing a new enrollment form to the Company at least 10 business days before the Enrollment Date for the next Offering Period.

     (d) Rule 16b-3. Employees who are officers or directors of the Company may participate only in accordance with Rule 16b-3 under the Exchange Act.

7.   Grant of Option.

     On the Enrollment Date for each Offering Period, each Participant will be granted an option to purchase, on the Exercise Date of that Offering Period, a number of shares of Common Stock determined by dividing the Participant's payroll deductions accumulated prior to the Exercise Date and retained in the Participant's account as of the Exercise Date by the Option Price per Share. Any such purchase will be subject to the limitations set forth in Sections 12 and 13 below. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10.

8.   Exercise of Option and Purchase of Shares.

     A Participant's option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period. Subject to any limitations on the number of shares that may be purchased as described in this Plan, the maximum number of whole shares subject to option will be purchased for the Participant at the applicable Option Price per Share with the accumulated payroll deductions in his or her account. Any amount remaining in a Participant's account after an Exercise Date because of limits on the number of shares that may be purchased will be repaid to the Participant. Any amount remaining in a Participant's account after an Exercise Date because it was not sufficient to purchase a whole share will be carried over for application in the next Offering Period. The shares purchased upon exercise of an option hereunder will be deemed to be issued and sold to the Participant on the Exercise Date.

9.   Delivery and Custody of Shares.

     As promptly as practicable after the Exercise Date of each Offering Period, the Company will deliver shares purchased for the Participants to the Custodian, who will hold the shares for the Participants' accounts. The Custodian may hold shares purchased under the Plan in nominee or street name certificates and may commingle shares in its custody in a single account. By appropriate instructions to the Custodian, at any time that a Form S-8 registration statement is effective with respect to the shares or, in the opinion of counsel acceptable to the Company, the shares may be resold without registration, a Participant may instruct the Custodian to transfer shares held by the Custodian for the Participant's account (with brokerage fees to be paid by the Participant).

10.  Withdrawal; Termination of Status.

     (a) Withdrawal. A Participant may terminate his or her payroll deductions during a current Offering Period by filing a withdrawal form with the Plan Administrator at least 10 business days prior to the Exercise Date of the Offering Period. In such event, all of the Participant's payroll deductions credited to his or her account will be used to purchase shares in accordance with Section 8 above, and, provided that payroll deductions may be made with respect to any payday that is less than 10 business days after the Company's receipt of a withdrawal form, no further payroll deductions for the purchase of shares will be made unless the Participant reinstates participation in the Plan by filing an enrollment form for a subsequent Offering Period. A Participant may terminate his or her participation in the Plan as of the next Offering Period without terminating his or her participation in the current Offering Period by so stating on a withdrawal form filed at least 10 business days prior to the Enrollment Date of the next Offering Period.

     (b) Termination of Continuous Status as an Employee. Upon termination of a Participant's Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and the Participant's option will be automatically terminated.

     (c) Termination of Full-Time Employment. If a Participant fails to maintain Continuous Status as an Employee for at least 20 hours per week during an Offering Period, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Participant's account will be returned to him or her, and his or her option will be automatically terminated.

     (d) Withdrawal Irrevocable. A Participant's withdrawal from any Offering Period will be irrevocable, and the Participant may not subsequently rejoin that Offering Period. In order to resume participation in any subsequent Offering Period, the Participant must re-enroll in the Plan by timely filing a new enrollment form.

     (e) Future Offerings. A Participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a future offering, upon timely submission of a new enrollment form, or in any similar plan that may hereafter be adopted by the Company.

11.  Interest.

     No interest will accrue on the payroll deductions of any Participant under the Plan.

12.  Common Stock.

     (a) Shares Available under the Plan. The maximum number of shares of Common Stock which shall be made available for sale under the Plan is 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company, as provided in Section 17. If, on a given Exercise Date, the total number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in a Participant's account not applied to the purchase of stock because of the limitation in this
Section 12 will be refunded promptly after the Exercise Date.

     (b) Shareholder Rights. A Participant will have no interest or voting right in shares covered by his or her option until the shares are actually purchased on the Participant's behalf in accordance with the Plan. After the purchase of shares, the Participant will be entitled to all rights of a shareholder of the Company.

13.  Accrual Limitation.

     No Participant will be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and similar rights accrued under any other employee stock purchase plans (within the meaning of Section 423 of the Code), would otherwise permit the Participant to purchase more than $25,000 worth of stock of the Company (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding. In the event there is any conflict between the provisions of this Section 13 and one or more provisions of the Plan or any instrument issued under the Plan, the provisions of this Section 13 will be controlling.

14.  Designation of Beneficiary.

     A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account in the event of the Participant's death. The designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant's death, the Company will deliver the shares and/or cash to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver the shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Transferability.

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or the receipt of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat the act as an election to withdraw in accordance with Section 10.

16.  Use of Funds.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate the payroll deductions.

17.  Adjustments Upon Changes in Capitalization.

     (a) Changes in Common Stock. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the Option Price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company will not be deemed to have been effected without receipt of consideration. Any such adjustment will be made by the Board, whose determination will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution; Sale. In the event of the proposed dissolution or liquidation of the Company, the then current Offering Period will terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation that results in more than 50% of the voting stock of the Company being held by persons who were not, directly or indirectly, shareholders of the Company immediately prior to the merger, each option under the Plan will be assumed, or an equivalent option will be assumed or substituted, by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its sole discretion, that the Offering Period will terminate immediately prior to the consummation of the proposed action.

18.  Amendment or Termination.

     The Plan became effective upon its adoption by the Board and will continue in effect until the earlier of (i) August 31, 2008, or (ii) the date on which all shares available for issuance under the Plan have been issued. However, no share of Common Stock will be issued under the Plan until the Company obtains approval of the shareholders of the Company within 12 months after the date the Plan was adopted. If shareholder approval is not obtained within 12 months, this Plan will automatically terminate. The Board may at any time and for any reason terminate or amend the Plan, except that any amendment that would increase the number of shares of Common Stock available for issuance under the Plan must be approved by the shareholders within 12 months of adoption by the Board. In addition, except as provided in Section 17, no amendment or termination may be made that would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any other successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding options under this Plan immediately following the close of any Offering Period. Should the Company elect to exercise this right, then this Plan will automatically terminate, no further purchase rights will thereafter be granted or exercised, and no further payroll deductions will thereafter be collected under this Plan.

19.  Conditions Upon Issuance of Shares.

     Shares will not be issued with respect to an option unless the exercise of the option and the issuance and delivery of shares of Common Stock pursuant to the option comply with all applicable provisions of law, domestic or foreign, including without limitation the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of Nasdaq or any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.  Tax Withholding.

     Each Participant who has purchased shares under the Plan will immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the Participant will pay such amount to the Company on demand. If the Participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Participant, including salary, subject to applicable law.

21.  Expenses.

     The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, custodial fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a Participant. The Company will not pay expenses, commissions or taxes incurred in connection with gifts by a Participant or sales of shares by the Custodian at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of sale prior to remittance.

22.  Status of Plan Under Federal Tax Laws.

     This Plan is designed to qualify as an employee stock purchase plan under Code Section 423, and shall be governed and construed accordingly.

23.  No Status as Employee.

     Neither the action of the Company in establishing this Plan, nor any action taken under this Plan by the Board or the Plan Administrator, nor any provision of this Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company for any period of specific duration.

24.  Governing Law.

     The provisions of this Plan shall be governed by the laws of the State of Washington.

     Adopted by the Board: July 18, 1997



     [Approved by the Shareholders: ______________, 1997]

PROXY
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                         Annual Meeting, October 8, 1997
                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

     The undersigned hereby appoints Donald A. Wright and Nick A. Gerde, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pacific Aerospace & Electronics, Inc. (the "Company"), on October 8, 1997, and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1.  ELECTION OF DIRECTORS: [ ] FOR all nominees except
                               as marked to the contrary below.

                           [ ] WITHOUT AUTHORITY to vote
                              for all nominees listed below.

   (Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

Donald B. Cotton, Allen W. Dahl, Urs Diebold, Dale L. Rasmussen, Roger P. Vallo, William A. Wheeler, and Donald A. Wright

2.   APPROVAL OF AMENDMENT NO. 1 TO THE AMENDED AND RESTATED STOCK INCENTIVE
     PLAN:

          [ ] FOR                   [ ] AGAINST         [ ] ABSTENTION

3.   APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

          [ ] FOR                   [ ] AGAINST         [ ] ABSTENTION

4.   RATIFICATION OF APPOINTMENT OF MOSS ADAMS L.L.P. AS INDEPENDENT AUDITORS:

          [ ] FOR                   [ ] AGAINST         [ ] ABSTENTION

5. TRANSACTION OF ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. A MAJORITY OF THE PROXIES OR SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED HEREBY.

                 (Continued and to be signed on the other side)

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted FOR the election of the seven identified nominees as directors; FOR the approval of Amendment No. 1 to the Amended and Restated Stock Incentive Plan; FOR the Employee Stock Purchase Plan; and FOR the ratification of the appointment of Moss Adams LLP as the Company's independent auditors. The proxies may vote in their discretion as to other matters that may come before this meeting.

                         No. of Shares: __________   Date: _______________, 1997


                         ------------------------------------------------------
                                         Signature or Signatures

                         Please date and sign as name is imprinted hereon, including designation as executor, trust, etc. if applicable. A corporation must sign its name by the president or other authorized officer.

                         The Annual Meeting of Shareholders of Pacific Aerospace & Electronics, Inc. will be held at the West Coast Wenatchee Convention Center, located at 121 North Wenatchee Avenue, Wenatchee, Washington, on October 8, 1997, at 3:00 p.m. Pacific Daylight Time.


Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.